UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

COURTSIDE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-269028	35-2503373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

335 N. Maple Drive Suite 127

Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 858-0888

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On August 9, 2023 and effective as of January 1, 2023 (the “Effective Date”), Courtside Group, Inc. (the “Company”) entered into a new employment agreement with Sue McNamara, the Company’s current Chief Revenue Officer (the “Employment Agreement”). The term of the Employment Agreement is for two years from the Effective Date at an annual salary of $325,000. Ms. McNamara is eligible to earn an annual fiscal year performance bonus for each whole or partial fiscal year of her employment period with the Company in accordance with the Company’s ABP (as defined below) applicable to the Company’s executive officers and other employees and expected to be approved by the Company’s board of directors (the “Board”). Ms. McNamara’s “target” performance bonus shall be 100% of her average annualized base salary during the fiscal year for which the performance bonus is earned. Pursuant to the Employment Agreement, Ms. McNamara was granted: (i) 125,000 restricted stock units of the Company (the “Company RSUs”), and (ii) 75,000 restricted stock units of LiveOne, Inc. (“LiveOne”), the Company’s parent (the “LiveOne RSUs” and together with the Company RSUs, the “RSUs”). The Company RSUs were granted pursuant to the Company’s 2022 Equity Incentive Plan (the “Company EIP”), and the LiveOne RSUs were granted pursuant to LiveOne’s 2016 Equity Incentive Plan, as amended. 50% of the RSUs shall vest on the one year anniversary of the Effective Date (the “Initial Vesting Date”), and the remaining 50% of the RSUs shall vest on the two year anniversary of the Effective Date (the “Subsequent Vesting Date” and together with the Initial Vesting Date, the “Vesting Dates”), subject to Ms. McNamara being continuously employed by and being in good standing with the Company and the Employment Agreement being in effect, in each case through each applicable Vesting Date (except as provided below). Each vested Company RSU shall be settled by delivery to Ms. McNamara of one share of the Company’s common stock promptly following the applicable Vesting Date (a “PC1 Settlement Date”). Each vested LiveOne RSU shall be settled by delivery to Ms. McNamara of one share of LiveOne’s common stock promptly following the applicable Vesting Date (except as provided below). If at the time of a PC1 Settlement Date, the Company has not completed the Going Public Transaction (as defined below), the Company agreed to cause LiveOne to issue to Ms. McNamara, in lieu of the Company’s common stock that would be issued upon the settlement of any Company RSUs that would vest on such PC1 Settlement Date, such number of shares of LiveOne’s common stock for each vested Company RSU as would equal to a one to one ratio. After any settlement of any vested Company RSUs, the remaining unvested Company RSUs shall be settled in the Company’s common stock, subject to the terms of the Employment Agreement. “Going Public Transaction” means the earlier of (i) the date on which the Company consummates the direct listing of its common stock on a national stock exchange and (ii) the date of completion of any other transaction by the Company as a result of which the Company’s common stock is listed on a national stock exchange.

In the event a PC1 Change of Control (as defined in the Employment Agreement), if Ms. McNamara remains employed by the Company through the date of such PC1 Change of Control, 50% of then unvested Company RSUs shall vest in full effective immediately prior to such event. In the event a LVO Change of Control (as defined in the Employment Agreement), if Ms. McNamara remains employed by the Company through the date of such LVO Change of Control, 50% of then unvested LiveOne RSUs shall vest in full effective immediately prior to such event. The RSUs grants will be evidenced by a standard form of the Company’s or LiveOne’s restricted stock units award agreement, as applicable.

If Ms. McNamara’s employment is terminated by the Company without “Cause” or by Ms. McNamara for “Good Reason” (each as defined in the Employment Agreement, subject to the Company’s right to cure), she will be entitled to termination benefits, pursuant to which the Company will be obligated to (i) pay Ms. McNamara certain accrued obligations and to continue to pay Ms. McNamara her base salary for a period that is the lesser of (x) 6 months from the effective termination date and (y) the remaining period of the term of her Employment Agreement, and (ii) accelerate the vesting of 100% of any unvested RSUs and any other equity awards granted by the Company. The foregoing termination benefits are subject to Ms. McNamara’s delivery to the Company of an executed release of claims against it and continued compliance with her confidentiality agreement with the Company.

The Employment Agreement contains covenants for the benefit of the Company relating to non-interference with the Company’s business after termination of employment and protection of the Company’s confidential information, certain customary representations and warranties and standard Company indemnification obligations.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The shares of the Company’s common stock and LiveOne’s common stock underlying the RSUs may be issued, if any, in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, or pursuant to the Company’s Registration Statement on Form S-8, if and when such is filed by the Company with the U.S. Securities and Exchange Commission, or LiveOne’s Registration Statement on Form S-8, as applicable.

Annual Bonus Plan

Effective as of the Effective Date, the Company adopted the 2023 Annual Bonus Plan (the “ABP”), which shall be subject to the approval of the Board or its compensation committee. Any bonuses that may be earned under the ABP shall be tied to the financial performance of the Company and the price of the Company’s common stock for the Company’s applicable fiscal year. The ABP will be administered by a committee (the “Committee”) consisting of the following three current executives of the Company as of the date of the ABP: Kit Gray, the Company’s President, Robert S. Ellin, the Company’s Executive Chairman and a director, and Aaron Sullivan, the Company’s Interim Chief Financial Officer. If for any reason any such Committee member shall be removed or is no longer serving on the Committee, the Board shall appoint a replacement member of the Committee that will be an executive officer of the Company with direct ties to the Company’s operations. The ABP provides the Company’s employees and executive officers (the “Participants”) with the opportunity to earn annual incentive compensation awards based upon the achievement of certain pre-determined performance measures during the applicable performance period. Such performance measures may differ among Participants and awards, may be in terms of Company-wide and/or individual objectives, and may include a variety of quantitative and/or qualitative metrics as set forth in the ABP and as determined by the Committee, which may include, among others, the Company’s revenue, adjusted EBITDA, stock price and the achievement of such other Company key operating metrics and such other objectives as the Committee determines, each with a specified weighting as determined by the Committee based on the recommendation of the Company’s President, subject to the Board’s or its compensation committee’s final approval of the applicable performance goals for the Company for each applicable fiscal year, the cash versus equity split of such awards and the amount of any such awards. All incentive awards payable under the ABP will be paid in cash or in the form of equity issued by the Company under the Company EIP, or both.

The Committee will have the discretion to increase, reduce, or eliminate an incentive award that would otherwise be payable to one or more Participants on the basis of the certified level of attained performance. Unless the Committee determines otherwise and subject to certain exceptions, no Participant will have any right to receive payment of an award under the ABP for a performance period unless the participant remains employed with the Company through the last business day of the applicable fiscal year. Awards under the APB may be granted to Participants selected by the Committee in its sole discretion; provided, that the Company’s President, Chief Revenue Officer and Chief Content Officer shall be mandatory Participants under the ABP. The Committee may at any time amend, suspend or terminate the ABP, and subject to the approval of the Board. Subject to the approval of the ABP by the Board, the ABP contains target and maximum potential payouts, which are based on the Company reaching certain predetermined performance targets and will be in the form of cash and equity of the Company, and the applicable performance measures for the applicable fiscal years ending March 31, 2024 and 2025 (the “Fiscal Years”), and which targets may be adjusted based on individual objectives. The ABP further provides that in no event shall the actual bonuses payable under the ABP to all Participants for the applicable Fiscal Year exceed in the aggregate the dollar amount provided in the ABP, as may be subsequently adjusted by its terms.

The foregoing description of the ABP does not purport to be complete and is qualified in its entirety by reference to the full text of the ABP, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Employment Agreement, dated August 9, 2023, between the Company and Sue McNamara.
10.2†	The Company’s 2023 Annual Bonus Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Indicates a management contract or compensatory plan.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURTSIDE GROUP, INC.

Dated: August 15, 2023	By:	/s/ Aaron Sullivan
	Name:	Aaron Sullivan
	Title:	Interim Chief Financial Officer

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